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                                                                     EXHIBIT 4.4

                         MEDIUM TERM NOTE - MASTER NOTE


                                                          ----------------------
                                                            (Date of Issuance)


         Piedmont Natural Gas Company, Inc. ("Issuer"), a corporation organized and existing under the laws of the State of North Carolina, for value received, hereby promises to pay Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of Issuer (which records are maintained by Citibank, N. A. ("Paying Agent")) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

         This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.


ATTEST                                       Piedmont Natural Gas Company, Inc.
                                             ----------------------------------
                                                          (Issuer)


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       (Signature)                          By:         (Authorized Signature)

                                     [Seal]

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                    Citibank, N.A.
                                           -------------------------------------
                                                       (Trustee)

                                           -------------------------------------
                                           By:     (Authorized Signature)


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The Master Note evidences indebtedness of Issuer of a single Series

--------------------------------------
         (Series Designator)

and Rank          Unsecured
         -----------------------------------------------------------------------
             (Secured/Unsecured/Senior/Junior/Subordinated/Unsubordinated)

(the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of April 1, 1993, as amended (the "Indenture"), duly executed and delivered by Issuer to Citibank, N.A., as trustee ("Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except as provided in the Indenture) to the principal amount of $___________ designated as the Medium-Term Notes of Issuer Due 9 Months From Date of Issue.

         No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

         At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

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         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

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         (Name, Address and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ________________ attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:
                                    -------------------------------------------
Signature(s) Guaranteed:                           (Signature)

                                    Notice: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

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Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


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